Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR OF THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO ANY SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$4,500,000	April 25, 2022

Ducera Investments LLC – 2022 Series A

Eugene, Oregon

FOR VALUE RECEIVED, the undersigned, Arcimoto, Inc., an Oregon corporation (“Company” and/or “Debtor”), hereby promises to pay to the order of the above listed holder (“Holder”), in lawful money of the United States of America, the principal sum of Four Million and Five Hundred Thousand Dollars ($4,500,000), plus interest as hereinafter provided, payable as set forth below.

1. General Provisions.

(a) Interest. Interest shall begin to accrue on the principal amount of this Note commencing on the date hereof and continuing until repayment or conversion of this Note in full at an annual rate of ten percent (10%) calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest shall be calculated on this Note on a quarterly basis and shall be added to the principal amount of this Note (“PIK Interest”). References herein to the “principal amount” of the Note include any increases in the principal amount of the Note as a result of PIK Interest. Accrued and unpaid interest on this Note shall also be due and payable on the Maturity Date under the terms set forth in Section 2.

(b) Maturity Date. Unless the Note is earlier converted in full, the entire outstanding and unpaid principal balance of this Note, plus any accrued and unpaid interest thereon, shall be due and payable on the five-year anniversary of the date of this Note (the “Maturity Date”), subject to the terms set forth in Section 2(c)

2. Conversion.

(a) Conversion at the Option of the Holder. At the sole election of the Holder at any time prior the Maturity Date, Holder may convert this Note, in full or in part, into the number of shares of common stock, no par value, of the Company (“Common Stock”) equal to the amount determined by dividing the principal amount of this Note plus the accrued interest to, but excluding, the conversion date by $7.00 (the “Conversion Price”). This process shall be called a “Holder’s Election to Convert Shares.” In order to exercise the Holder’s Election to Convert Shares, Holder must provide written notice to the Company in accordance with the “Notices” provisions of this Note. Upon receipt of such notice, the Company shall settle the conversion within two (2) trading days. Settlement of such a conversion terminates the portion of this Note that is converted.

(b) Conversion at the Option of the Company. At the sole election of the Company at any time prior to the Maturity Date, the Company may convert this Note, in full or in part, at the Conversion Price (the “Company’s Election to Convert Shares”) provided that, in order to exercise the Company’s Election to Convert Shares (i) the closing share price of the Common Stock on the Nasdaq Stock Market LLC (the “Closing Share Price”) for the thirty (30) consecutive trading days prior to, and including, the conversion date exceeds the per share price required to provide the Holder with shares having a market value of at least 4.5 times $4,500,000 (the “Initial Principal Amount”) upon conversion and (ii) the resale of the shares of Common Stock delivered upon any such conversion is registered on the Registration Statement (as defined below). In order to exercise the Company’s Election to Convert Shares, the Company must provide written notice to the Holder in accordance with the “Notices” provisions of this Note. The Company shall settle the conversion within one (1) trading day following such notice. Settlement of such a conversion terminates the portion of this Note that is converted.

(c) Conversion Upon Maturity. If none of a Holder’s Election to Convert Shares, a Company’s Election to Convert Shares or an Event of Default in which the Holder has elected to have the outstanding indebtedness under this Note paid in full by the Company has occurred, then, upon the Maturity Date, the outstanding principal plus accrued interest on the Note shall convert into shares of Common Stock at the lesser of (i) the Conversion Price and (ii) the greater of (x) the per share price required to provide the Holder with shares having a market value of at least 4.0 times the Initial Principal Amount upon conversion based on the 10-day volume weighted average price of the Common Stock for the 10-days immediately prior to, but excluding, the Maturity Date and (y) $4.33 (the “Floor Conversion Price”). This process shall be called “Conversion Upon Maturity” and settlement of such conversion, including, if applicable, payment of the cash payment described in the next succeeding sentence, shall terminate this Note. In the event that the Notes are converted at the Floor Conversion Price, the Company shall also pay to the Holder on the Maturity Date a cash payment equal to (x) the principal amount of the Note at the Maturity Date (which, for the avoidance of doubt, shall include any additional notes payable as accrued interest to such date) minus (y) the Converted Equity Market Value (as defined below) divided by four (4) (the “Adjusted Principal Amount”).

“Converted Equity Market Value” shall mean the value of the shares of Common Stock delivered to the Holder based on a share price equal to the lower of: (i) 10-day volume weighted average price of the Common Stock for the 10-days immediately prior to, but excluding, the Maturity Date and (ii) the Closing Share Price on the day immediately prior to the Maturity Date.

(d) Prepayment Upon Event of Default. As used herein, the term “Event of Default” shall mean and include: (i) nonpayment, when due, of any amounts due hereunder; (ii) the filing, by or against the Company, of any petition for relief under the Federal Bankruptcy Code or any similar provision of state law; which petition is not dismissed within 60 days; (iii) the making of an assignment by the Company for the benefit of its creditors; (iv) the insolvency of the Company; (v) the filing, by or against the Company, of any provision for relief under any reorganization, debtor-relief or similar statute designed to provide relief for debtors with respect to their creditors or (vi) failure to comply with Section 2(i) hereof.

Upon the occurrence of an Event of Default, all amounts due hereunder shall, at the sole election of Holder (which election shall be noticed to the Company pursuant to the “Notices” provisions of this Note), become immediately due and payable in, at the Holder’s election, (i) cash in immediately available funds or (ii) in the number of shares of Common Stock determined in accordance with Section 2(c), with the date of notice serving as the “Maturity Date” for this purpose. Interest shall accrue on the outstanding principal balance of this Note (which, for the avoidance of doubt, shall include any additional notes payable as accrued interest to such date) from the date of any Event of Default hereunder and for so long as such Event of Default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at a rate equal to the interest specified above plus eight percent (8%) per annum.

Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law or under advice therefrom, Holder shall be entitled to collect reasonable attorneys’ fees and all costs of collection.

(e) No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(f) Adjustments to Conversion Price. The applicable conversion price and the number of shares of Common Stock into which this Note is convertible are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 2(f). For the purpose of this Section 2(f), “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per-share amount (excluding, and subject to any prior rights of, any class or series of preferred stock of the Company).

(1) In case the Company shall (i) subdivide (“split”) its outstanding shares of Common Stock into a greater number of shares, (ii) combine (“reverse split”) its outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of its shares of Common Stock other securities of the Company, then the conversion price in effect on the effective date of such subdivision, combination or reclassification, as the case may be, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of this Note thereafter converted shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company, with the same applicable conversion price, that, if this Note had been converted immediately prior to such date, the Holder would have owned upon such conversion and been entitled to receive by virtue of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever, and each time, any event listed above shall occur.

(2) In case the Company shall fix a record date for the making of a dividend or distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants (a “Distribution”), then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date as of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(3) In the event that at any time, as a result of an adjustment made pursuant to Section 2(f)(1) above, the Holder of this Note thereafter converted shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 2(f), and the other provisions of this Note shall apply on like terms to any such other shares.

(4) If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another company, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another company or person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon conversion or surrender of this Note, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon conversion in full of this Note (the “Alternate Consideration”). For purposes of any such conversion, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the conversion price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration he receives upon any conversion of this Note following such Fundamental Transaction. At the Holder’s sole discretion and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note substantially in the form of this Note and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the applicable conversion price upon conversion thereof. Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this Section 2(f)(4) and shall insure that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(5) In case any event shall occur as to which the other provisions of this Section 2(f) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 2(f), as may be necessary to preserve, without dilution, the conversion rights represented by this Note.

(6) Upon the occurrence of each adjustment pursuant to this Section 2(f), the Company, at its own sole expense, shall promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted conversion price and adjusted number or type of Common Stock or other securities issuable upon conversion of this Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company shall promptly deliver a copy of each such certificate to the Holder in accordance with the “Notices” provision of this Note.

(g) Stamp Taxes. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

(h) Registration Rights. The Company shall prepare and, as soon as practicable, but in no event later than (i) thirty (30) days after a Holder’s Election to Convert Shares or (ii) six months prior to the Maturity Date, file with the Commission an initial Registration Statement on Form S-3 (or any successor form) covering the resale by the Holder of all of the share of Common Stock issued to the Holder upon any conversion (the “Registrable Securities”) so as to permit the resale of such Registrable Securities by the Holder under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as reasonably practicable following the filing thereof with the Commission, but in no event later than the earlier of (i) ten (10) Business Days after the Commission informs the Company that no review of such Registration Statement will be made or that the Commission has no further comments on such Registration Statement or (ii) the 90th day immediately following the filing of the Registration Statement (or if such day is not a Business Day, the next following Business Day) if the Commission reviews such Registration Statement. The Holder acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Registrable Securities by the Holder. The Company shall (A) permit Holder an opportunity to review and comment upon the Registration Statement and all amendments and supplements thereto at least two (2) business days prior to its filing with the Commission and (B) shall reasonably consider any reasonable comments of the Holder on such Registration Statement or amendment or supplement thereto or to any prospectus contained therein. Holder shall use its reasonable best efforts to comment upon any such Registration Statement or amendment or supplement thereto provided by the Company within one (1) business day of receipt.

3. Miscellaneous Provisions.

(a) Further Assurances. The parties agree and covenant that at any time and from time to time they will promptly execute and deliver to the other parties such further instruments and documents and take such further action as the parties may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(b) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and Holder.

(c) Governing Law. This Note shall be governed by and construed under the laws of the State of Oregon.

(d) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(e) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (3) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (4) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt providing that delivery has been arranged for the next day-priority. All communications to a party shall be sent to the party’s address or email address(es) set forth on the signature page hereto or at such other address(es) as such party may designate by ten days’ advance written notice to the other party hereto.

(h) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Holder of any breach or default under this Note, or any waiver by Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

(i) Severability. The parties acknowledge that if a dispute between the parties arises out of this Note or the subject matter of this Note, then they would want the court to interpret this Note as follows: (1) with respect to any provision that it holds to be unenforceable, by modifying that provision to the minimum extent necessary to make it enforceable or, if that modification is not permitted by law, by disregarding that provision; (2) if an unenforceable provision is modified or disregarded in accordance with subsection (1) above, by holding that the rest of this agreement will remain in effect as written; (3) by holding that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable; and (4) if modifying or disregarding the unenforceable provision would result in failure of an essential purpose of this agreement, by holding this agreement in its entirety, unenforceable.

(j) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein.

Time is of the essence of this Note. Debtor hereby waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

IN WITNESS WHEREOF, the undersigned Debtor has duly executed this instrument under seal as of the date first above written.

Arcimoto, Inc.

By:	/s/ Mark Frohnmayer
Name:	Mark Frohnmayer
Title:	Chairman, President, and CEO

E-mail: markf@arcimoto.com

Mailing address: 2034 West 2nd Ave. Eugene, OR 97402

Accepted and Agreed:

Holder: Ducera Investments LLC – 2022 Series A

By:	/s/ Michael Kramer
Name:	Michael Kramer
Title:	Chief Executive Officer

Email: mkramer@ducerapartners.com

Mailing address: 11 Times Square, 36th Floor, New York, NY 10036

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